    As filed with the Securities and Exchange Commission on August 9, 2001

                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              NOVAMED EYECARE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                          36-4116193
(State or other jurisdiction                        (IRS Employer Identification
of incorporation or organization)                              Number)

980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, (312) 664-4100
          (Address of Principal Executive Offices including Zip Code)

           NovaMed Eyecare, Inc. 2001 Employee Stock Incentive Plan
           NovaMed Eyecare, Inc. 2000 Employee Stock Incentive Plan
        NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan
                             (Full title of plans)

                               STEPHEN J. WINJUM
             Chairman of the Board, President and Chief Executive Officer
980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, (312) 664-4100 (Name, address and telephone number, including area code, of agent for service)

                                  Copies to:
                          STEVEN V. NAPOLITANO, ESQ.
                             JEFFREY R. PATT, ESQ.
                              Katten Muchin Zavis
                      525 West Monroe Street, Suite 1600
                         Chicago, Illinois 60661-3693

                                           CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                                    Proposed maximum
                                                                  Proposed maximum      aggregate       Amount of
  Title of securities to be registered        Amount to be         offering price       offering      registration
                                              registered (1)          per share           price            fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (2001 Employee Plan)...................     630,000 shares          $1.50 (2)       $945,000 (2)        $237
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (2001 Employee Plan)...................      70,000 shares          $1.85 (3)       $129,500 (3)         $33
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (2000 Employee Plan)...................     315,250 shares         $12.00 (2)     $3,783,000 (2)        $946
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (2000 Employee Plan)...................     184,750 shares          $1.85 (3)       $341,788 (3)         $86
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (Stock Incentive Plan).................     276,627 shares          $3.61 (2)       $998,624 (2)        $250
--------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value
  (Stock Incentive Plan).................     723,373 shares          $1.85 (3)     $1,338,240 (3)        $335
--------------------------------------------------------------------------------------------------------------------
                           Total            2,200,000 shares            ---         $7,535,152          $1,884
====================================================================================================================

(1) This registration statement also covers an indeterminate number of shares of NovaMed Eyecare, Inc. Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions. Includes associated rights (the "Rights") to purchase 1/1000 of a share of Series E Junior Participating Preferred Stock, par value $.01 per share, of NovaMed Eyecare, Inc. Rights initially attached to and trade with NovaMed Eyecare, Inc. Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the NovaMed Eyecare, Inc. Common Stock.
(2) Based upon the weighted average exercise price for the options granted under such plan and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.
(3) Based upon the average of the high and low sales prices of NovaMed Eyecare, Inc. Common Stock as reported on the Nasdaq National Market on August 6, 2001 and estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(h) and 457(c) under the Securities Act.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I of this registration statement on Form S-8 (the "Registration Statement") will be included in documents that will be sent or given to participants in the NovaMed Eyecare, Inc. 2001 Employee Stock Incentive Plan, NovaMed Eyecare, Inc. 2000 Employee Stock Incentive Plan and the NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan (collectively, the "Plans") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended. This information is not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the rules and regulations of the Commission.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by NovaMed Eyecare, Inc. (the "Company") with the Commission are incorporated by reference in this Registration
Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, which has heretofore been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001, which have heretofore been filed by the Company with the Commission pursuant to the Exchange Act.

         (c) The description of the Company's common stock and the preferred stock purchase rights contained in the Company's Registration Statement on Form 8-A (Registration No. 000-26625) filed with the Commission on July 8, 1999, pursuant to the Exchange Act, and all amendments thereto and reports filed for the purpose of updating such description.

         In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment indicating that all securities offered pursuant to this Registration Statement have been sold or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         The legality of the shares of Company common stock covered by this Registration Statement will be passed on for the Company by Katten Muchin Zavis. Katten Muchin Zavis and the Katten Muchin Zavis attorneys working on this matter collectively own less than 1% of the outstanding shares of Company common stock. Steven V. Napolitano, a partner of Katten Muchin Zavis, is a member of the Company's board of directors.

Item 6.  Indemnification of Directors and Officers.

         As permitted by the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation contains provisions that eliminate the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of their fiduciary duty as a director, except for liability for:

         . any breach of their duty of loyalty to the Company or its stockholders;

         . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         . unlawful payments of dividends or unlawful stock repurchases or redemptions; and

         . any transaction from which the director derived an improper personal benefit.

         The Company's Amended and Restated Certificate of Incorporation also contains provisions that require the Company to indemnify its directors and permit the Company to indemnify its officers and employees to the fullest extent permitted by Delaware law, including circumstances where indemnification would be discretionary. However, the Company is not obligated to indemnify a person:

         . with respect to proceedings, claims or actions initiated or brought voluntarily by the person and not by way of defense; and

         . for any amounts paid in settlement of an action indemnified against by the Company without the Company's prior written consent.

         The Company has obtained directors' and officers' liability insurance and has entered into indemnity agreements with each of its directors and some of its officers providing for this indemnification. The Company believes these measures are essential to attracting and retaining qualified persons as directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         4.1  NovaMed Eyecare, Inc. 2001 Employee Stock Incentive Plan.

         4.2  NovaMed Eyecare, Inc. 2000 Employee Stock Incentive Plan.

          4.3 NovaMed Eyecare, Inc. Amended and Restated Stock Incentive Plan, incorporated by reference to Exhibit 10.22 of the Company's quarterly report on Form 10-Q for the period ended June 30, 2000.

          4.4 Amended and Restated Certificate of Incorporation of the Company, incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

          4.5 Amended and Restated Bylaws of the Company, incorporated by reference to Exhibit 3.2 of the Company's annual report on Form 10-K for the period ended December 31, 2000.

          4.6 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

          4.7    Rights Agreement of the Company, incorporated by reference to
                 Exhibit 4.2 of the Company's Registration Statement on Form S-1, as amended (Registration Statement No. 333-79271).

          5 Opinion of Katten Muchin Zavis as to the legality of the shares of Common Stock being offered under the Plans.

         23.1    Consent of Arthur Andersen, LLP.

         23.2 Consent of Katten Muchin Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

         24 Power of Attorney (included on the signature page of this registration statement).

Item 9.  Undertakings.

       1.        The Company hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or
       Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 9th day of August, 2001.

                                    NOVAMED EYECARE, INC.

                                    By:  /s/ STEPHEN J. WINJUM
                                         --------------------------------------
                                         Stephen J. Winjum
                                         Chairman of the Board, President and
                                         Chief Executive Officer


                               POWER OF ATTORNEY

          Each person whose signature appears below hereby constitutes and appoints Stephen J. Winjum his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Commission under the Securities Act, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorney-in-fact and agent may lawfully do or cause to be done by virtue thereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on August 9, 2001.

      SIGNATURE                                        TITLE
      ---------                                        -----

   /s/ STEPHEN J. WINJUM         Chairman of the Board, President and Chief
-----------------------------    Executive Officer (Principal Executive Officer)
       Stephen J. Winjum

   /s/ RONALD G. EIDELL          Executive Vice President and Chief Financial
-----------------------------    Officer (Principal Financial Officer)
       Ronald G. Eidell

   /s/ ROBERT L. HIATT           Vice President of Finance (Principal
-----------------------------    Accounting Officer)
       Robert L. Hiatt

   /s/ STEVEN V. NAPOLITANO      Director
-----------------------------
       Steven V. Napolitano

   /s/ JOHN D. HUNKELER          Director
-----------------------------
       John D. Hunkeler, M.D.

                                 Director
-----------------------------
       R. Judd Jessup

                                 Director
------------------------------
       Scott H. Kirk, M.D.

  /s/ C.A. LANCE PICCOLO         Director
----------------------------
      C.A. Lance Piccolo

                               INDEX TO EXHIBITS

 Exhibits                         Description
----------     -----------------------------------------------------------------

       4.1     NovaMed Eyecare, Inc. 2001 Employee Stock Incentive Plan

       4.2     NovaMed Eyecare, Inc. 2000 Employee Stock Incentive Plan

         5 Opinion of Katten Muchin Zavis as to the legality of the shares of Common Stock being offered under the Plans

      23.1     Consent of Arthur Andersen, LLP

      23.2 Consent of Katten Muchin Zavis (contained in its opinion to be filed as Exhibit 5 hereto)

        24 Power of Attorney (included on the signature page of this registration statement)